                                                                       EXHIBIT D

                                 EXHIBIT # 4.43

THIS WARRANT AND THE UNDERLYING SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF MOLECULAR DIAGNOSTICS, INC.

                                                                 Warrant No. RJ1




                   WARRANT TO PURCHASE SHARES OF COMMON STOCK


                       WARRANT TO PURCHASE 500,000 SHARES


                         EXERCISE PRICE $0.17 PER SHARE
                  (SUBJECT TO ADJUSTMENT AS SET FORTH HEREIN)]



                         ISSUE DATE: SEPTEMBER 02, 2003
 VOID AFTER 3:00 P.M., CENTRAL TIME, ON THE FIFTH ANNIVERSARY OF THE ISSUE DATE


     THIS CERTIFIES THAT Reid Jilek, 200 Harbor Drive, Suite # 1402, San Diego, CA 92101 is entitled to purchase from Molecular Diagnostics, Inc., a Delaware corporation (hereinafter called the "Company") with its principal office located at 414 North Orleans Street, Suite 800, Chicago, Illinois 60610, at any time after the Exercise Date (as defined below), but before 3:00 P.M., Central Time, on the Expiration Date (as defined below), at the Exercise Price (as defined below), the number of shares (the "Warrant Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock") set forth above. The number of Shares purchasable upon exercise of this Warrant and the Exercise Price per Share shall be subject to adjustment from time to time as set forth in
Section 4 below.

         SECTION 1. DEFINITIONS

         The following terms used in this Warrant shall have the following meanings (unless otherwise expressly provided herein):

         The "Act." The Securities Act of 1933, as amended.

         The "Commission." The Securities and Exchange Commission.

         The "Company." Molecular Diagnostics, Inc.

         "Common Stock." The Company's Common Stock, par value $0.001 per share.

         "Current Market Price." The Current Market Price shall be determined as follows:

                  (a) if the security at issue is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or quoted on either the National Market System or the Small Cap Market of the automated quotation service operated by The Nasdaq Stock Market, Inc. ("Nasdaq"), the current value shall be the last reported sale price of that security on such exchange or system on the day for which the Current Market Price is to be determined or, if no such sale is made on such day, the average of the highest closing bid and lowest asked price for such day on such exchange or system; or

                  (b) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges, the Current Market Value shall be the average of the last reported highest bid and lowest asked prices quoted on the Nasdaq Electronic Bulletin Board, or, if not so quoted, then by the National Quotation Bureau, Inc. on the last business day prior to the day for which the Current Market Price is to be determined; or

                  (c) if the security at issue is not so listed or quoted or admitted to unlisted trading privileges and bid and asked prices are not reported, the current market value shall be determined in such reasonable manner as may be prescribed from time to time by the Board of Directors of the Company, subject to the objection procedures hereinafter described.

         "Exercise Date." September 02, 2003.

         "Exercise Price." [$0.17] per Share, as modified from time to time in accordance with the provisions of this Warrant.

         "Expiration Date." The fifth anniversary of the Issue Date indicated on the first page of this Warrant.

         "Holder" or "Warrantholder." The person to whom this Warrant is issued and any valid transferee thereof pursuant to Section 3.1 below.

         "NASD." The National Association of Securities Dealers, Inc.

         "Nasdaq." The automated quotation system operated by the Nasdaq Stock Market, Inc.

         "Termination of Business." Any sale, lease or exchange of all, or substantially all, of the Company's assets or business or any dissolution, liquidation or winding up of the Company.

         "Warrant." This Warrant and any other warrants issued in substitution for or replacement thereof, including those evidenced by a certificate or certificates originally issued or issued upon division, exchange, substitution or transfer pursuant to this Warrant.

         "Warrant Shares." The Common Stock purchasable upon exercise of this Warrant including the Common Stock underlying unexercised portions of this Warrant.

         SECTION 2. TERM OF WARRANTS; EXERCISE OF WARRANT

         2.1. Exercise of Warrant.

                  (a) Subject to the terms of this Warrant, the Holder shall have the right, at any time beginning on the Exercise Date but prior to 3:00 p.m., Central Time, on the Expiration Date, to purchase from the Company up to the number of fully paid and nonassessable Warrant Shares to which the Holder may at the time be entitled to purchase pursuant to this Warrant, upon surrender to the Company, at its principal office, of the Warrant to be exercised, together with the purchase form on the reverse thereof, duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which the Warrant is then exercised, but in no event for less than 100 Warrant Shares (unless fewer than an aggregate of 100 Warrant Shares are then purchasable under all outstanding Warrants held by a Holder).

                  (b) In lieu of payment of the Exercise Price, the Holder may require the Company to convert this Warrant into shares of Common Stock (the "Conversion Right") as provided for in this Section 2.1(b). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price for the Common Stock immediately prior to the exercise of the Conversion Right by (y) the Current Market Price of the Common Stock.

         2.2. Payment of Exercise Price. Payment of the aggregate Exercise Price may be made in cash or by check, or any combination thereof.

         2.3. Issuance of Shares. Upon surrender of this Warrant and payment of the applicable Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in the name or names the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of this Warrant, together with cash, as provided in Section 12 hereof, in respect of any fraction of a Warrant Share that would otherwise have been issuable upon exercise of this Warrant.

         2.4. Status as Holder of Shares. Upon receipt of this Warrant by the company following any exercise by the Holder, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing the Warrant Shares may not have been prepared or actually delivered to the Holder.

         SECTION 3. TRANSFERABILITY AND FORM OF WARRANT

         3.1. Limitation on Transfer. Any assignment or transfer of this Warrant shall be made by presentation and surrender hereof to the Company at its principal office or the office of its transfer agent, if any, accompanied by a duly executed Assignment Form. Upon the presentation and surrender of these items to the Company, the Company, at its sole expense, shall execute and deliver to the transferee or transferees of this Warrant a new Warrant or Warrants, in the name of the transferee or transferees named in the Assignment Form, and this Warrant shall at that time be canceled.

         3.2. Exchange of Certificate. This Warrant may be exchanged for another Warrant or Warrants entitling the Warrantholder to purchase a like aggregate number of Warrant Shares as the Warrant or Warrants surrendered then entitled the Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant shall make a request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the Warrant to be exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant as requested.

         3.3. Mutilated, Lost, Stolen, or Destroyed Certificate. In case the certificate evidencing this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate, or in lieu of and substitution for the certificate lost, stolen or destroyed, a new Warrant of like tenor representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of the Warrant and a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant's cost. Applicants for substitute Warrants shall also comply with any other reasonable regulations and pay any other reasonable charges the Company may request.

         SECTION 4. ADJUSTMENT OF NUMBER OF SHARES

         The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price payable shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         4.1. Adjustments. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustments as follows:

                  (a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution to its stockholders in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding

         Common Stock into a smaller number of shares of Common Stock, or (iv) issue by classification of its Common Stock other securities of the Company, then in any of the foregoing cases, the number of Warrant Shares purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of the event or any record date with respect thereto. Any adjustment made pursuant to this subsection 4.1(a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

                  (b) If the Company shall issue rights, options, warrants, or convertible securities to all or substantially all holders of its Common Stock, without any charge to the holders, entitling them to subscribe for or purchase Common Stock at a price per share that is lower at the record date mentioned below than the then Current Market Price, the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of this Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of the rights, options, warrants or convertible securities, plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of the rights, options, warrants, or convertible securities, plus the number of shares of Common Stock that the aggregate offering price of the total number of shares offered would purchase at the Current Market Price as of the record date. The adjustment shall be made whenever rights, options, warrants, or convertible securities are issued, and shall become effective immediately and retroactively to the record date for the determination of stockholders entitled to receive the rights, options, warrants, or convertible securities.

                  (c) If the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subsection 4.1(b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the then Current Market Price on the date of distribution, and the denominator of which shall be the Current Market Price on the date of distribution minus the then fair value (determined as provided in subparagraph (e) below) of the portion of the assets or evidences of indebtedness so distributed or of the subscription rights, options, warrants, or convertible securities applicable to one share. The adjustment shall be made whenever any distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive the distribution.

                  (d) No adjustment in the number of Warrant Shares purchasable pursuant to this Warrant shall be required unless the adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares then purchasable upon the exercise of this Warrant or, if this Warrant is not then exercisable, the number of Warrant Shares purchasable upon the exercise of this Warrant on the first date thereafter that this Warrant becomes exercisable; provided, however, that any adjustments which by reason of this subsection (4.1(d)) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                  (e) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying the Exercise Price immediately prior to the adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to the adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

                  (f) Whenever the number of Warrant Shares purchasable upon exercise of this Warrant is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of the adjustment and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant after the adjustment, a brief statement of the facts requiring the adjustment and the computation by which the adjustment was made.

                  (g) For the purpose of this Section 4.1, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company as of the Issue Date of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassifications of the Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If, at any time, as a result of an adjustment made pursuant to this Section 4, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, then (y) if the Warrantholder's right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of an independent investment banking firm valuing the other securities and (z) thereafter the number of other securities so purchasable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

                  (h) Upon the expiration of any rights, options, warrants, or conversion privileges, if they shall have not been exercised, the number of Warrant Shares purchasable upon exercise of the Warrants, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of the rights, options, warrants, or conversion privileges, and (ii) the fact that the shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon the exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants, or conversion privileges whether or not exercised; provided, however, that no readjustment shall have the effect of decreasing the number of Warrant Shares purchasable upon exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants, or conversion rights.

         4.2. No Adjustment for Dividends. Except as provided in Section 4.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term, or upon the exercise, of this Warrant.

         4.3. No Adjustment in Certain Cases. No adjustments shall be made pursuant to Section 4 hereof in connection with the issuance of the Common Stock upon the conversion, if any, of the Company's 12% Secured Convertible Promissory Notes or exercise of any warrants issued to the holders thereof in connection therewith. No adjustments shall be made pursuant to Section 4 hereof in connection with the grant or exercise of presently authorized or outstanding options to purchase, or the issuance of shares of Common Stock under, the Company's director or employee benefit plan.

         4.4. Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property, assets, or business of the Company as an entirety or substantially as an entirety, the Company or successor or purchasing corporation, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to the action to purchase, upon exercise of this Warrant, the kind and amount of shares and other securities and property that it would have owned or have been entitled to receive after the happening of the consolidation, merger, sale, or conveyance had this Warrant been exercised immediately prior to the action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants, its warrants which entitle the holder thereof to purchase upon their exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this Section 4.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 4 hereof. The provisions of this Section (4.4) shall similarly apply to successive consolidations, mergers, sales, or conveyances.

         4.5. Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Exercise Price allocable to each Share below the par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the

Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

         4.6. Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 4, and a certificate signed by the firm shall be conclusive evidence of the correctness of any computation made under this Section 4.

         4.7. Treasury Stock. For purposes of this Section 4, shares of Common Stock owned or held at any relevant time by, or for the account of, the Company, in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculations and adjustments described.

         SECTION 5. NOTICE TO HOLDERS

         If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

                  (a) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

                  (b)  the  Company   shall   authorize   the  granting  to  the
         shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

                  (c) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

                  (d) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

                  (x) the date on which a record is to be taken for the purpose of the dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record entitled to the dividend, distribution or rights will be determined;

                 (y) the date on which any reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon the reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

                  (z) if any matters referred to in the foregoing clauses (x) and (y) are to be voted upon by holders of Common Stock, the date as of which the shareholders entitled to vote will be determined.

         SECTION 6. OFFICERS' CERTIFICATE

         Whenever the Exercise Price or the aggregate number of Warrant Shares purchasable pursuant to this Warrant shall be adjusted as required by the provisions of Section 4 above, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its transfer agent, if any, an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring the adjustment and the basis for and calculation of the adjustment in accordance with the provisions of this Warrant. Each such officers' certificate shall be made available to the Holder or Holders of this Warrant for inspection at all reasonable times, and the Company, after each adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holder or Holders of this Warrant. The officers' certificate described in this Section 6 shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, no Holder of this Warrant delivers written notice to the Company of an objection to the adjustment within 30 days after the officers' certificate is delivered to the Holder or Holders of this Warrant. The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment. Failure to prepare or provide the officers' certificate shall not modify the parties' rights hereunder.

         SECTION 7. RESERVATION OF WARRANT SHARES

         There has been reserved, and the Company shall at all times keep reserved so long as this Warrant remains outstanding, out of its authorized and unissued Common Stock, a number of shares of Common Stock sufficient to support the full exercise hereof. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of this Warrant will be irrevocably authorized and directed at all times to reserve a number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Warrant on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of this Warrant. The Company will supply every transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in
Section 11 hereof.

         SECTION 8. RESTRICTIONS ON TRANSFER.

         The Warrantholder agrees that prior to making any disposition of this Warrant or the Warrant Shares, the Warrantholder shall give written notice to the Company describing briefly the manner in which any proposed disposition is to be made; and no disposition shall be made if the Company has notified the

Warrantholder that, in the opinion of counsel reasonably satisfactory to the Warrantholder, a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Act is required with respect to the disposition and no Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Commission.

         SECTION 9. PAYMENT OF TAXES

         The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of this Warrant or the shares of Common Stock comprising the Warrant Shares; provided, however, the Company shall not be required to pay any tax that may be payable in respect of any transfer of the Warrants or Warrant Shares.

         SECTION 10. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933

         This Warrant, the Warrant Shares, and any other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except in compliance with all applicable state securities laws. The Company may cause substantially the following legends, or their equivalents, to be set forth on each certificate representing the Warrant Shares and any other security issued or issuable upon exercise of this Warrant, not theretofore distributed to the public or sold to underwriters, as defined by the Act, for distribution to the public:

                  (a) "THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE HAVE NOT
         BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THE WARRANT PURSUANT TO WHICH THEY WERE ISSUED."

                  (b) Any legend required by applicable state securities laws.

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or the securities represented thereby) shall also bear the above legends unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

         SECTION 11. FRACTIONAL SHARES

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a share of any security called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the Current Market Price of that share.

         SECTION 12. NO RIGHTS AS STOCKHOLDER; NOTICES TO WARRANTHOLDER

         Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect to any meeting of stockholders for the election of directors of the Company or any other matter. The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish any Holder of this Warrant with copies of all reports and communications furnished to the shareholders of the Company. In addition, if at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

                  (a) any action which would require an  adjustment  pursuant to
         Section 4.1 (except subsections 4.1(e) and 4.1(h) or 4.4; or

                  (b) a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of its property, assets, and business as an entirety or substantially as an entirety) shall be proposed:

then the Company shall give notice in writing of the event to the Warrantholder, as provided in Section 15 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation, or winding up. The notice shall specify the record date or the date of closing the transfer books, as the case may be. Failure to mail or receive notice or any defect therein shall not affect the validity of any action taken with respect thereto.

         SECTION 13. CHARGES DUE UPON EXERCISE

         The Company shall pay any and all issue or transfer taxes, including, but not limited to, all federal or state taxes, that may be payable with respect to the transfer of this Warrant or the issue or delivery of Warrant Shares upon the exercise of this Warrant.

         SECTION 14. WARRANT SHARES TO BE FULLY PAID

         The Company covenants that all Warrant Shares that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant and payment of the Exercise Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

         SECTION 15. NOTICES

         Any notice pursuant to this Warrant by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

         (i) If to a Warrantholder or a holder of Shares, addressed to the address set forth above.

         (ii) If to the Company addressed to it at 414 North Orleans Street, Suite 510, Chicago, Illinois 60610, Attention: President.

         Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

         SECTION 16. MERGER OR CONSOLIDATION OF THE COMPANY

         The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless in connection therewith, the Company complies with the provisions of Section 4.4 hereof.

         SECTION 17. APPLICABLE LAW

         This Warrant shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois, and courts located in Illinois shall have exclusive jurisdiction over all disputes arising hereunder.

         SECTION 18. ACCEPTANCE OF TERMS; SUCCESSORS.

         By its acceptance of this Warrant, the Holder accepts and agrees to comply with all of the terms and provisions hereof. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 19. MISCELLANEOUS PROVISIONS

         (a) Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Shares and the exercise of this Warrant in full shall not terminate the provisions of this Warrant as it relates to holders of Warrant Shares.

         (b) If the Company fails to perform any of its obligations hereunder, it shall be liable to the Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney's fees and disbursements.

         (c) This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Company.

         (d) If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, the provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

         (e) The Company agrees to execute any further agreements, conveyances, certificates and other documents as may be reasonably requested by the Holder to effectuate the intent and provisions of this Warrant.

         (f) Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued as of the Issue Date first set forth above.



                                   MOLECULAR DIAGNOSTICS, INC.


                                   By: /s/ Peter P. Gombrich
                                      -----------------------------------------
                                      Peter P. Gombrich
                                      Chief Executive Officer

                                  PURCHASE FORM
                                  -------------

                                                           Dated _________, ____


         The undersigned hereby irrevocably elects to exercise this Warrant to the extent of purchasing ______________ shares of the Common Stock of Molecular Diagnostics, Inc. and tenders payment of the exercise price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK


 Name __________________________________________________________________________
                     (Please type or print in block letters)



 Address _______________________________________________________________________

.................................................................................

                                 ASSIGNMENT FORM
                                 ---------------

         FOR VALUE RECEIVED, _________________, hereby sells, assigns and transfers unto



Name     _______________________________________________________________________
                     (Please type or print in block letters)

Address  _______________________________________________________________________

the right to purchase _________ shares Common Stock of Molecular Diagnostics, Inc. (the "Company") represented by this Warrant and does hereby irrevocably constitute and appoint the Company as its attorney-in-fact, to transfer the same on the books of the Company with full power of substitution in the premises.

         Signature                                           Dated
                  -----------------------------------------        -------------

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS IT APPEARS UPON THE FACE OF THIS WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.